EXHIBIT 99.1
NOTICE OF GUARANTEED DELIVERY
for
SUBSCRIPTION RIGHTS CERTIFICATES
Issued by
LEVITT CORPORATION
     This form, or one substantially equivalent to this form, must be used to exercise the subscription rights (the “Subscription Rights”) pursuant to the rights offering described in the prospectus, dated August 29, 2007 (the “Prospectus”), of Levitt Corporation, a Florida corporation (the “Company”), if a holder of Subscription Rights cannot deliver the rights certificate evidencing such Subscription Rights (the “Subscription Rights Certificate(s)”) and/or full payment for the shares subscribed for upon exercise of the Subscription Rights to the Subscription Agent at or prior to 5:00 p.m., New York City time, on October 1, 2007 (unless extended in the sole discretion of the Company)(as it may be extended, the “Expiration Date”).
     The Notice of Guaranteed Delivery must be sent by mail, express mail or overnight courier, hand delivery or facsimile transmission to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus. The Subscription Rights Certificate evidencing the Subscription Rights and full payment of the subscription price of $2.00 per share for each share of Class A Common Stock subscribed for upon exercise of the Subscription Rights must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the date that is three (3) business days after the Expiration Date.
The Subscription Agent is:
Computershare Trust Company, N.A.
By Mail:
Computershare Trust Company, N.A.
Attn: Levitt Rights Offering
P.O. Box 859208
Braintree, MA 02185-9208
By Express Mail, Overnight Courier or Hand Delivery:
Computershare Trust Company, N.A.
Attn: Levitt Rights Offering
161 Bay State Drive
Braintree, MA 02184
By Facsimile Transmission:
(781) 930-4942
Confirm by telephone to:
(781) 930-4900
     Delivery of this instrument to an address other than as set forth above or transmission of instructions via a facsimile other than as set forth above does not constitute a valid delivery.
     This form is not to be used to guarantee signatures. If a signature on a Subscription Rights Certificate is required to be guaranteed by an Eligible Guarantor Institution as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, due to special issuance instructions, such signature guarantee must appear in the applicable space provided in the signature box of the Subscription Rights Certificate.

Ladies and Gentlemen:
     The undersigned hereby represents that the undersigned is the holder of a Subscription Rights Certificate(s) representing                                Subscription Rights and that such Subscription Rights Certificate(s) and/or the full payment for the shares subscribed for upon exercise of the Subscription Rights cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Rights to subscribe for                                shares of Class A Common Stock with respect to the Subscription Rights represented by such Subscription Rights Certificate(s) and (ii) the Over-Subscription Rights relating to such Subscription Rights, to the extent that shares of Class A Common Stock that are not otherwise purchased pursuant to the exercise of Basic Subscription Rights (the “Excess Shares”) are available therefor, for an aggregate of up to                                Excess Shares, subject to availability and proration as described in the Prospectus.

Signature:

Name(s):	(please type or print)

Address:

Telephone:	(including area code)

(please type or print)

(including area code)

Subscription Rights Certificate No.(s) (if available)

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED
GUARANTEE OF DELIVERY
(not to be used for Subscription Rights Certificate signature guarantee)
     The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, hereby guarantees that the undersigned will deliver to the Subscription Agent the Subscription Rights Certificate(s) representing the Subscription Rights being exercised hereby and full payment for the shares subscribed for upon exercise of the Subscription Rights, with any required signature guarantees and any other required documents, in each case at or before 5:00 p.m. New York City time, on the date that is three (3) business days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Name

City, State, Zip Code	Title

Area Code and Telephone Number

Date: _______________________________________________
     The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Rights Certificate(s) and full payment for the shares subscribed for upon exercise of the Subscription Rights to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.